U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT
                      Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

           Date of Report (Earliest event reported): April 10th, 2002

                            NOVA COMMUNICATIONS, INC.

           NEVADA                                     95-4756822
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   (State or other jurisdiction             (IRS employer Identification No.)
      of incorporation)


                 370 AMAPOLA AVE., SUITE 202, TORRANCE, CA 90501
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           (Address of principal executive offices including zip code)

                                 (310) 642-0200
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                 (Issuer's telephone number including area code)


ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

         The registrant issued to its President, Kenneth D. Owen, 72,000,000 shares of its common stock pursuant to the terms of an Employment Agreement dated April 10, 2003. The shares were issued as compensation for Mr. Owen's services as President for the previous 24 months during which time he did not receive any other compensation. The shares were issued pursuant to a registration statement on Form S-8. Mr. Owen's shares represent approximately 29% of the company's issued and outstanding common stock.

         The registrant issued to Palaut Management, Inc., a management consulting firm, 100,000,000 shares of its common stock pursuant to an Agreement to Convert Debt between the registrant and Palaut Management, Inc. The shares were issued in satisfaction of a promissory note due from the registrant to Palaut in the principal amount of $625,000 and in further satisfaction of unpaid management fees and unreimbursed expenses totaling in the aggregate of $317,107. The share were issued pursuant to Section 4(2) of the Securities Act of 1933 and are deemed to be "restricted securities" under the Securities Act of 1933.

         To the best knowledge of the registrant, there are no arrangements or understandings between Owen and Palaut with respect to the election of directors or other matters.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     EXHIBITS
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EXHIBIT NO.             DESCRIPTION
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99.1                    Employment Agreement dated April 10, 2003

99.2 Agreement to Convert Debt between Nova Communications Ltd. and Palaut Management, Inc, dated April 10, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17th, 2003                         NOVA COMMUNICATIONS, INC.


By: /s/ KENNETH D. OWEN
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        Kenneth D. Owen
        President